FOR IMMEDIATE RELEASE
                                                                    Exhibit 99.9

                          FIDELITY SOUTHERN CORPORATION
                 REPORTS 2003 FOURTH QUARTER AND ANNUAL EARNINGS

         ATLANTA, GA (January 22, 2004) - Fidelity Southern Corporation ("Fidelity") (NASDAQ:LION) announced income from continuing operations for the year ended December 31, 2003, of $3,753,000 compared to $3,179,000 for 2002, an 18.1% increase. Basic and diluted earnings per share from continuing operations for the year ended December 31, 2003, were $.42 compared to $.36 for 2002.

         Fourth quarter 2003 income from continuing operations was $817,000 compared to a loss of $111,000 for the same period in 2002. Basic and diluted earnings per share for the fourth quarter of 2003 from continuing operations were $.09 compared to a basic and diluted loss of $.01 per share from continuing operations for the same period in 2002.

         Net income for the year ended December 31, 2003, was $3,831,000 compared to $11,395,000 for 2002, a 66.4% decrease. Net income for 2002 includes the sale of credit card operations. Basic earnings per share for the year ended December 31, 2003, were $.43 compared to $1.29 for 2002. Diluted earnings per share for the year ended December 31, 2003, were $.43 compared to $1.28 for 2002.

         Net income for the fourth quarter of 2003 was $817,000 or $.09 basic earnings per share, compared to $6,862,000 or $.78 for the comparable period in 2002, which included the sale of credit card operations. Diluted earnings per share for the fourth quarter of 2003 and 2002 were $.09 and $.77, respectively.

         Chairman James B. Miller, Jr. said, "Fourth quarter and 2003 earnings from continuing operations shows steady improvement when compared to the same periods in 2002". He said these improvements came primarily from increases in net interest income and effective expense controls. Mr. Miller said looking to 2004, he anticipated earnings will increase better than 50%. This significant increase in earnings will come primarily from continuing increases in net interest income and strong expense control. He said the increased net interest income will be due to loan growth and a higher level of investment securities. Mr. Miller said "continuing good economic news for Atlanta, where unemployment is now down to 4.2%, also bodes well for 2004."

         The decrease in 2003 net income compared to 2002 was attributable to the 2002 gain on the sale of the credit card portfolio and related earnings, offset in part by an increase in the provision for loan losses in 2002. On December 20, 2002, Fidelity sold its $74 million credit card portfolio, realizing an after-tax gain of $7.1 million. Under the terms of the agreement, Fidelity continued servicing the credit cards until mid-year 2003. All income from credit card


                                     1 of 10

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 22, 2004


activities, including the gain on sale, has been reported as income from discontinued operations, net of taxes. Income from discontinued operations for the years ended December 31, 2003 and 2002, was $78,000 and $8,216,000, respectively. For the fourth quarter of 2003 there was no income from discontinued operations compared to $6,973,000 for the fourth quarter of 2002.

         Net interest income from continuing operations for the year ended December 31, 2003, was $32.9 million compared to $30.2 million for 2002, an 8.7% increase. Total interest income for the year ended December 31, 2003, declined 1.8% or $1.1 million compared to the same period of 2002. The decrease in total interest income was attributable to a 78 basis point decline in yield, on average interest earning assets which was partially offset by a $103.6 million or 11.7% increase in average interest earning assets. The yield on interest earning assets was 5.77% for 2003 compared to 6.55% for 2002.

         Total interest expense for 2003 declined 13.4% or $3.7 million compared to the same period in 2002. The decrease in total interest expense was due to an 82 basis point decline in the cost of interest bearing liabilities, partially offset by a $91.0 million or 12.0% increase in interest bearing liabilities. The net interest margin from continuing operations for 2003 was 3.35% compared to 3.43% for 2002.

         Net interest income for the fourth quarter of 2003 increased $527,000 or 6.7% when compared to the same quarter of 2002, as the decline in interest expense exceeded the decline in interest income. The decline in total interest income of $613,000 was primarily attributable to a 62 basis point decline in yield on average interest earning assets, which was partially offset by a $61.0 million or 6.5% increase in average interest earning assets. Total interest expense declined $1.1 million or 17.2% due to a 74 basis point decline in the cost of interest bearing liabilities, offset in part by an increase of $57.0 million or 7.0% in interest bearing liabilities. The net interest margin for the fourth quarter of 2003 was 3.37% compared to 3.35% for the same quarter in 2002.

         For the fourth quarter of 2003 and the year ended December 31, 2003, the provision for loan losses was $1.0 million and $4.8 million, respectively, compared to $2.8 million and $6.7 million, respectively, for the same periods of 2002. Net charge-offs in 2003 were $4.2 million compared to $2.7 million in 2002, a 58.6% increase. The 2003 ratio of net charge-offs to average loans outstanding was .54% compared to .38% for 2002. The increase in net charge-offs in 2003 was primarily due to an increase in commercial loan, mortgage loan and consumer loan net charge-offs. The increase in consumer loan net charge-offs was primarily due to the increased balance of consumer loans outstanding. The allowance for loan losses as a percentage of loans outstanding at December 31, 2003 and 2002 was 1.25%.

         Nonperforming loans were $2.2 million at December 31, 2003, or .27% of total loans, compared to $3.8 million or .48% of total loans at December 31, 2002, representing a 40.3% decline in nonperforming loans. Total nonperforming assets were $4.1 million at December 31, 2003, or .49 of total loans plus OREO and repossessions compared to $7.3 million or .92% of total loans plus OREO and repossessions at December 31, 2002, representing a 43.6% decline in


                                     2 of 10

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 22, 2004


nonperforming assets. The decline in the provision for loan losses during 2003 was primarily due to improving commercial loan quality.

         Noninterest income was $2.8 million and $13.6 million, respectively, for the fourth quarter and year ended December 31, 2003, compared to $3.7 million and $19.5 million, respectively, for the same periods of 2002. Noninterest income in 2002 was significantly enhanced by the $3.5 million first quarter net pre-tax gain related to the sale of the merchant services activities and merchant services revenues until conversion. The increase in 2003 income from mortgage banking activities was due to the significant increase in mortgage originations and sales during the first half of 2003 due to historically low interest rates fueling a strong refinance market. The significant decline in mortgage banking activities in the fourth quarter compared to the same period in 2002 was due to rising mortgage rates. Declines in comparative fourth quarter and annual income from brokerage activities were due to declines in volume. Declines in annual income from indirect lending activities were primarily due to reductions in loan sales and declines in related servicing fee income, as Fidelity retained a greater percentage of its indirect automobile loan production during 2003.

         Noninterest expense was $9.1 million and $36.6 million, respectively, for the fourth quarter and the year ended December 31, 2003, compared to $9.1 million and $38.5 million during the comparable periods in 2002. The 2003 decline in noninterest expense was primarily due to declines in professional and other services expenses, furniture and equipment expenses and regulatory expenses, as well as the elimination of merchant processing costs and a third quarter of 2002 charge-off of an asset acquired as additional collateral from a problem loan relationship workout. These declines were partially offset by increased commission expenses in 2003 related to increased mortgage loan production activity, the third quarter 2003 write-off of the $213,000 of unamortized debt acquisition costs on the redeemed subordinated debt and expenses totaling approximately $181,000 related to Fidelity Bank's name change. Fourth quarter 2003 noninterest expense, while basically unchanged from fourth quarter 2002, included increased occupancy costs related to previously subleased property where Fidelity's lease will expire in early 2004 and somewhat higher salary and benefit costs, offset by declines in professional and other services costs.

         As of December 31, 2003, total assets were $1,092 million compared to $1,066 million at December 31, 2002, a 2.5% increase. In other year-ago comparisons, investment securities increased 59.5% to $191 million, total loans increased 5.5% to $833 million, deposits declined 2.0% to $888 million, and shareholders' equity increased $352,000 as the $2.1 million increase in retained earnings was partially offset by the $1.9 million decline in accumulated other comprehensive income as a result of rising interest rates.

         The increase in the investment portfolio occurred in the middle of November and during the first half of December 2003, as management took advantage of the Bank's capital position and steep yield curve to lock in a spread of approximately 2.5% on $70 million of investment securities funded in part with $45 million in laddered maturity long-term debt. This transaction

                                     3 of 10

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 22, 2004


was the primary reason total assets increased from $1.02 billion at September 30, 2003 to $1.09 billion at December 31, 2003.

        This release contains certain forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects" or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, with limitation, changing events and trends that have influenced Fidelity's assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins,
(ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets,
(iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity's market and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.

         Fidelity Southern Corporation, through its operating subsidiary Fidelity Bank, provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity's products and services, please visit the company's web site at www.FidelitySouthern.com.





Contact: Martha Fleming, Corporate Secretary
         M. Howard Griffith, Jr., Chief Financial Officer
         Fidelity Southern Corporation (404)-240-1504


                                     4 of 10

                          FIDELITY SOUTHERN CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)



                                                           TWELVE MONTHS ENDED            FOR THE QUARTERS ENDED
(DOLLARS IN THOUSANDS)                                          DECEMBER 31,                   DECEMBER 31,
                                                        --------------------------      --------------------------
                                                           2003            2002            2003            2002
                                                        ----------      ----------      ----------      ----------
INTEREST INCOME
   LOANS, INCLUDING FEES                                $   49,913      $   51,533      $   12,064      $   12,918
   INVESTMENT SECURITIES                                     6,610           5,861           1,827           1,449
   FEDERAL FUNDS SOLD                                          155             323              17             122
   DEPOSITS WITH OTHER BANKS                                    40              67               3              35
                                                        ----------      ----------      ----------      ----------
      TOTAL INTEREST INCOME                                 56,718          57,784          13,911          14,524

INTEREST EXPENSE
  DEPOSITS                                                  18,817          22,106           4,226           5,385
  SHORT-TERM BORROWINGS                                      1,307           1,096             386             131
  TRUST PREFERRED SECURITIES                                 2,614           2,067             736             526
  OTHER LONG-TERM DEBT                                       1,100           2,270             137             583
                                                        ----------      ----------      ----------      ----------
      TOTAL INTEREST EXPENSE                                23,838          27,539           5,485           6,625
                                                        ----------      ----------      ----------      ----------

NET INTEREST INCOME                                         32,880          30,245           8,426           7,899

PROVISION FOR LOAN LOSSES                                    4,750           6,668           1,000           2,844
                                                        ----------      ----------      ----------      ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                 28,130          23,577           7,426           5,055

NONINTEREST INCOME
  SERVICE CHARGES ON DEPOSIT ACCOUNTS                        4,989           4,919           1,121           1,235
  MERCHANT ACTIVITIES                                           --           5,072              --              --
  MORTGAGE BANKING ACTIVITIES                                2,808           2,552             246             888
  BROKERAGE ACTIVITIES                                         437             722             142             137
  INDIRECT LENDING ACTIVITIES                                2,574           2,945             739             712
  SECURITIES GAINS, NET                                        331             300              --              --
  OTHER OPERATING INCOME                                     2,428           2,940             514             763
                                                        ----------      ----------      ----------      ----------
    TOTAL NONINTEREST INCOME                                13,567          19,450           2,762           3,735

NONINTEREST EXPENSE
  SALARIES AND EMPLOYEE BENEFITS                            18,755          18,043           4,714           4,603
  FURNITURE AND EQUIPMENT                                    2,756           3,013             737             663
  NET OCCUPANCY                                              3,891           3,442           1,025             859
  MERCHANT PROCESSING                                           --           1,161              --               3
  COMMUNICATION EXPENSES                                     1,433           1,485             344             384
  PROFESSIONAL AND OTHER SERVICES                            3,043           4,109             669             988
  OTHER OPERATING EXPENSES                                   6,724           7,222           1,637           1,644
                                                        ----------      ----------      ----------      ----------
    TOTAL NONINTEREST EXPENSE                               36,602          38,475           9,126           9,144
                                                        ----------      ----------      ----------      ----------

INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE INCOME TAX EXPENSE (BENEFIT)                      5,095           4,552           1,062            (354)
INCOME TAX EXPENSE (BENEFIT)                                 1,342           1,373             245            (243)
                                                        ----------      ----------      ----------      ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS                     3,753           3,179             817            (111)


                                    5 of 10

                          FIDELITY SOUTHERN CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
                                   (UNAUDITED)


                                                         TWELVE MONTHS ENDED                      FOR THE QUARTERS ENDED
(DOLLARS IN THOUSANDS)                                       DECEMBER 31,                               DECEMBER 31,
                                                    --------------------------------          --------------------------------
                                                       2003                 2002                 2003                  2002
                                                    -----------          -----------          -----------          -----------
DISCONTINUED OPERATIONS:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
    AFTER TAXES (TAX BENEFITS)                               78                1,119                   --                 (124)
NET GAIN ON DISPOSAL
    AFTER TAXES                                              --                7,097                   --                7,097
                                                    -----------          -----------          -----------          -----------
INCOME FROM DISCONTINUED OPERATIONS
    (NET OF INCOME TAXES OF $81, $4,914,
         $0 AND $4,274, RESPECTIVELY)                        78                8,216                    0                6,973
                                                    -----------          -----------          -----------          -----------

NET INCOME                                          $     3,831          $    11,395          $       817          $     6,862
                                                    ===========          ===========          ===========          ===========

EARNINGS (LOSS) PER SHARE FROM
    CONTINUING OPERATIONS:
        BASIC EARNINGS (LOSS) PER SHARE             $      0.42          $      0.36          $      0.09          $     (0.01)
                                                    ===========          ===========          ===========          ===========
        DILUTED EARNINGS (LOSS) PER SHARE           $      0.42          $      0.36          $      0.09          $     (0.01)
                                                    ===========          ===========          ===========          ===========

EARNINGS PER SHARE:
        BASIC EARNINGS PER SHARE                    $      0.43          $      1.29          $      0.09          $      0.78
                                                    ===========          ===========          ===========          ===========
        DILUTED EARNINGS PER SHARE                  $      0.43          $      1.28          $      0.09          $      0.77
                                                    ===========          ===========          ===========          ===========

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING-BASIC                          8,865,059            8,832,309            8,874,347            8,854,685
                                                    ===========          ===========          ===========          ===========

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING-FULLY DILUTED                  8,966,419            8,878,186            9,011,407            8,891,359
                                                    ===========          ===========          ===========          ===========



                                    6 of 10

                         FIDELITY SOUTHERN CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)



(DOLLARS IN THOUSANDS)                          DECEMBER 31,          DECEMBER 31,
     ASSETS                                         2003                  2002
                                                -----------           -----------
CASH AND DUE FROM BANKS                         $    21,450           $    57,483
FEDERAL FUNDS SOLD                                   18,566                69,455
INVESTMENTS AVAILABLE-FOR-SALE                      145,280               110,866
INVESTMENTS HELD-TO-MATURITY                         45,749                 8,888
LOANS HELD-FOR-SALE                                  37,291                35,467
LOANS                                               795,738               753,935
ALLOWANCE FOR LOAN LOSSES                            (9,920)               (9,404)
                                                -----------           -----------
LOANS, NET                                          785,818               744,531
PREMISES AND EQUIPMENT, NET                          13,916                14,744
OTHER REAL ESTATE                                       938                 2,629
NET LIABILITIES OF DISCONTINUED
   OPERATIONS                                            --                (1,189)
ACCRUED INTEREST RECEIVABLE                           4,897                 4,896
OTHER ASSETS                                         18,014                17,957
                                                -----------           -----------

          TOTAL ASSETS                          $ 1,091,919           $ 1,065,727
                                                ===========           ===========


LIABILITIES

DEPOSITS:
    NONINTEREST BEARING DEMAND                  $   111,500           $   114,035
    INTEREST BEARING DEMAND/
       MONEY MARKET                                 169,357               157,652
    SAVINGS                                         130,992               105,810
    TIME DEPOSITS, $100,000 AND OVER                159,223               177,423
    OTHER TIME DEPOSITS                             316,907               351,175
                                                -----------           -----------
         TOTAL DEPOSIT LIABILITIES                  887,979               906,095

FHLB SHORT-TERM BORROWINGS                           24,500                    --
FED FUNDS PURCHASED/SECURITIES SOLD/
   OTHER SHORT-TERM BORROWINGS                       23,396                17,326
OTHER LONG-TERM DEBT                                 45,425                40,508
TRUST PREFERRED SECURITIES                           35,500                20,500
ACCRUED INTEREST PAYABLE                              2,786                 4,301
OTHER LIABILITIES                                     1,207                 6,223
                                                -----------           -----------
          TOTAL LIABILITIES                       1,020,793               994,953

SHAREHOLDERS' EQUITY

COMMON STOCK                                         40,516                40,335
TREASURY STOCK                                          (69)                  (69)
ACCUMULATED OTHER COMPREHENSIVE
     INCOME                                             259                 2,146
RETAINED EARNINGS                                    30,420                28,362
                                                -----------           -----------
          TOTAL SHAREHOLDERS' EQUITY                 71,126                70,774
                                                -----------           -----------

          TOTAL LIABILITIES AND SHARE-
                   HOLDERS' EQUITY              $ 1,091,919           $ 1,065,727
                                                ===========           ===========

BOOK VALUE PER SHARE                            $      8.01           $      7.99
                                                ===========           ===========
SHARES OF COMMON STOCK OUTSTANDING                8,877,847             8,855,532
                                                ===========           ===========


                                    7 of 10

                        FIDELITY SOUTHERN CORPORATION
                    ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                           FROM CONTINUING OPERATIONS
                                   (UNAUDITED)

(DOLLARS IN THOUSANDS)                                                       Year Ended
                                                                   ----------------------------
                                                                   December 31,     December 31,
                                                                      2003               2002
                                                                   ------------     ------------
BALANCE AT BEGINNING OF PERIOD                                       $  9,404          $  5,405
CHARGE-OFFS:
          COMMERCIAL, FINANCIAL AND AGRICULTURAL                        1,398               340
          REAL ESTATE-CONSTRUCTION                                         --                 2
          REAL ESTATE-MORTGAGE                                            232                63
          CONSUMER INSTALLMENT                                          3,218             2,782
                                                                     --------          --------
             TOTAL CHARGE-OFFS                                          4,848             3,187
RECOVERIES:
          COMMERCIAL, FINANCIAL AND AGRICULTURAL                           82                 4
          REAL ESTATE-CONSTRUCTION                                         --                --
          REAL ESTATE-MORTGAGE                                              3                 3
          CONSUMER INSTALLMENT                                            529               511
                                                                     --------          --------
             TOTAL RECOVERIES                                             614               518
                                                                     --------          --------
NET CHARGE-OFFS                                                         4,234             2,669
PROVISION FOR LOAN LOSSES                                               4,750             6,668
                                                                     --------          --------
BALANCE AT END OF PERIOD                                             $  9,920          $  9,404
                                                                     ========          ========


RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE
             LOANS OUTSTANDING, NET                                      0.54%             0.38%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS                       1.25%             1.25%



                            NONPERFORMING ASSETS
                         FROM CONTINUING OPERATIONS
                                   (UNAUDITED)

(DOLLARS IN THOUSANDS)                                             December 31,      December 31,
                                                                       2003              2002
                                                                     --------          --------
NONACCRUAL LOANS                                                     $  2,244          $  3,756
REPOSSESSIONS                                                             918               886
OTHER REAL ESTATE                                                         938             2,629
                                                                     --------          --------
             TOTAL NONPERFORMING ASSETS                              $  4,100          $  7,271
                                                                     ========          ========

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING                    $    195          $    334

RATIO OF PAST DUE LOANS TO TOTAL LOANS                                   0.02%             0.04%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS
             AND REPOSSESSIONS                                           0.49%             0.92%


                                    8 of 10

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)


                                                                                FOR THE YEAR ENDED
                                                     ----------------------------------------------------------------------------
                                                                   DECEMBER 2003                          DECEMBER 2002
                                                     --------------------------------------   -----------------------------------
                                                        Average        Income/      Yield/     Average      Income/       Yield/
(dollars in thousands)                                  Balance        Expense       Rate      Balance      Expense        Rate
                                                     --------------------------------------   -----------------------------------
ASSETS
INTEREST-EARNING ASSETS:
Loans, net of unearned income
  Taxable                                            $   824,850    $    49,623      6.02%    $   756,425  $    51,477     6.81%
  Tax-exempt (1)                                           6,393            441      6.89%          1,005           86     8.60%
                                                     --------------------------               ------------------------
     Total loans                                         831,243         50,064      6.02%        757,430       51,563     6.81%

Investment securities
  Taxable                                                137,458          6,610      4.86%         99,902        5,861     5.94%
  Tax-exempt                                                  --             --      0.00              --           --
                                                     --------------------------               ------------------------
     Total investment securities                         137,458          6,610      4.86%         99,902        5,861     5.94%

Interest-bearing deposits                                  3,501             40      1.13%          4,378           67     1.54%
Federal funds sold                                        14,283            155      1.08%         21,237          323     1.52%
                                                     --------------------------               ------------------------
     Total interest-earning assets                       986,485         56,869      5.77%        882,947       57,814     6.55%

Cash and due from banks                                   21,091                                   23,533
Allowance for loan losses                                 (8,977)                                 (13,827)
Premises and equipment, net                               14,420                                   15,383
Other real estate owned                                    2,085                                    3,891
Other assets                                              19,423                                   23,044
Net assets of discontinued operations                         --                                    2,481
                                                     -----------                              -----------
     Total assets                                    $ 1,034,527                              $   937,452
                                                     -----------                              ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES:
Demand deposits                                      $   162,306    $     1,978      1.22%    $   140,240  $     2,516     1.79%
Savings deposits                                         116,463          2,006      1.72%        103,869        2,652     2.55%
Time deposits                                            480,655         14,834      3.09%        494,885       19,210     3.88%
                                                     --------------------------               ------------------------
     Total interest-bearing deposits                     759,424         18,818      2.48%        738,994       24,378     3.30%

Federal funds purchased                                    2,370             33      1.41%          1,528           32     2.08%
Securities sold under agreements to
  repurchase                                              22,686            255      1.12%         19,388          379     1.96%
Other short-term borrowings                               20,233          1,019      5.04%         13,031          796     6.11%
Long-term debt                                            46,906          3,713      7.92%         61,360        4,774     7.78%
Cost of funds assigned to discontinued operations             --             --      0.00         (73,727)      (2,819)
                                                     --------------------------               ------------------------
     Total interest bearing liabilities                  851,619         23,838      2.80%        760,574       27,540     3.62%

NONINTEREST-BEARING:
Demand deposits                                          105,758                                  106,625
Other liabilities                                          6,183                                    7,936
Shareholders' equity                                      70,967                                   62,317
                                                     --------------------------               -----------
  Total liabilities and
     shareholders' equity                            $ 1,034,527                              $   937,452
                                                     ===========                              ===========

Net interest income/spread                                               33,031      2.97%                      30,274     2.93%
                                                                    ===========                               ========
Net interest margin                                                                  3.35%                                 3.43%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2003 and 2002 of $154,000 and $30,000 respectively.



                                    9 of 10

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)



                                                                                   FOR THE QUARTER ENDED
                                                     -----------------------------------------------------------------------------
                                                                     DECEMBER 2003                          DECEMBER 2002
                                                     ------------------------------------    ------------------------------------
                                                        Average       Income/     Yield/      Average        Income/       Yield/
(dollars in thousands)                                  Balance       Expense      Rate       Balance        Expense        Rate
                                                     ------------------------------------    ------------------------------------
ASSETS
INTEREST-EARNING ASSETS:
Loans, net of unearned income
  Taxable                                            $   830,674     $    11,976    5.72%    $   783,687      $    12,905     6.54%
  Tax-exempt (1)                                           8,113             135    6.60%            977               21     8.56%
                                                     ---------------------------             ----------------------------
     Total loans                                         838,787          12,111    5.73%        784,664           12,926     6.54%

Investment securities
  Taxable                                                151,196           1,827    4.84%        106,170            1,449     5.59%
  Tax-exempt                                                  --              --    0.00              --               --       --
                                                     ---------------------------             ----------------------------
     Total investment securities                         151,196           1,827    4.84%        106,170            1,449     5.59%

Interest-bearing deposits                                  1,107               3    0.92%          9,824               35     1.43%
Federal funds sold                                         7,381              17    0.92%         36,835              121     1.31%
                                                     ---------------------------             ----------------------------
     Total interest-earning assets                       998,471          13,958    5.55%        937,493           14,531     6.17%

Cash and due from banks                                   20,662                                  21,644
Allowance for loan losses                                (10,059)                                (16,274)
Premises and equipment, net                               14,186                                  15,207
Other real estate owned                                    2,210                                   3,370
Other assets                                              20,301                                   4,234
Net assets of discontinued operations                         --                                  24,405
                                                     -----------                             -----------
     Total assets                                    $ 1,045,771                             $   990,079
                                                     ===========                             ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES:
Demand deposits                                      $   168,417     $       501    1.18%    $   153,814      $       610     1.57%
Savings deposits                                         121,974             503    1.64%        102,887              594     2.29%
Time deposits                                            471,874           3,223    2.71%        530,237            4,618     3.46%
                                                     ---------------------------             ----------------------------
     Total interest-bearing deposits                     762,265           4,227    2.20%        786,938            5,822     2.94%

Federal funds purchased                                    4,217              14    1.32%              3               --     1.58%
Securities sold under agreements to
  repurchase                                              19,502              54    1.09%         20,371               57     1.12%
Other short-term borrowings                               26,326             318    4.80%          5,122               84     6.50%
Long-term debt                                            53,687             873    6.45%         61,008            1,199     7.80%
Cost of funds assigned to discontinued operations             --              --    0.00%        (64,397)            (537)
                                                     ---------------------------             ----------------------------
     Total interest bearing liabilities                  865,997           5,486    2.51%        809,045            6,625     3.25%

NONINTEREST-BEARING:
Demand deposits                                          105,333                                 108,680
Other liabilities                                          4,098                                   7,929
Shareholders' equity                                      70,343                                  64,425
                                                     -----------                             -----------
  Total liabilities and
     shareholders' equity                            $ 1,045,771                             $   990,079
                                                     ===========                             ===========

Net interest income/spread                                           $     8,472    3.04%                       $     7,906   2.92%
                                                                     ===========                                ===========
Net interest margin                                                                 3.37%                                     3.35%

(1) Interest income includes the effect of taxable-equivalent adjustment for the quarter ended December 2003 and 2002 of $47,000 and $7,000 respectively.



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